Exhibit 99.5

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
ADDITIONAL SUPPLEMENTAL INFORMATION
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(IN THOUSANDS)

NET LOSS AND LOSS ADJUSTMENT EXPENSES:

	Net Incurred Loss and Loss Adjustment Expenses				Net Paid Loss and Loss Adjustment Expenses
	For The Three Months Ended		For The Nine Months Ended		For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
PRODUCTS	2004	2003	2004	2003	2004	2003	2004	2003
COMMERCIAL LINES	$70,023	$61,277	$225,016	$202,357	$45,380	$37,195	$138,506	$109,286
SPECIALTY LINES	52,280	13,948	92,033	45,941	12,549	10,320	41,111	24,570
PERSONAL LINES	25,466	4,180	34,280	14,493	13,541	4,730	22,003	14,831

TOTAL NET LOSS AND LOSS ADJUSTMENT EXPENSES	$147,769	$79,405	$351,329	$262,791	$71,470	$52,245	$201,620	$148,687

Net Loss & Lae Reserves @ September 30, 2004	$631,206

Taxable Equivalent Yield @ September 30, 2004	4.6%

Portfolio Duration @ September 30, 2004	4.0 yrs

Book Value Per Common Share @ September 30, 2004	$27.24

Shares Repurchased During the Three Months Ended September 30, 2004	0